Exhibit 99.1

Precision BioSciences Appoints Michael Amoroso Chief Executive Officer

DURHAM, N.C., September 27, 2021 -- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage biotechnology company using its ARCUS genome editing platform to develop allogeneic CAR T and in vivo gene editing therapies, today announced that Michael Amoroso has been named as the Company’s President and Chief Executive Officer and a member of the Precision BioSciences Board of Directors, in each case effective October 15, 2021. Mr. Amoroso will succeed Matt Kane, Co-Founder, President and Chief Executive Officer, who is expected to serve as an advisor to the Company to help ensure a smooth transition.

Mr. Amoroso is a biotech CEO with significant operational experience leading organizations focused on cell and gene therapies. He brings extensive experience leading teams across research, clinical development, regulatory and medical affairs, and commercial operations, with direct operational experience in the U.S. and major world markets with a particular focus on oncology drugs, including CAR T cell therapies for hematologic malignancies.

“We are very pleased that Michael will lead the Precision BioSciences team as we embark on the next phase of the company’s growth and seek to maximize the opportunities for our ARCUS platform,” said Kevin Buehler, Chair of Precision BioSciences Board of Directors. “Michael’s deep commercial and operational expertise in hematology, oncology, and gene therapy is an excellent fit for Precision and very relevant as we develop our strategy for late-stage clinical development and ultimately aim for commercialization. We believe that Michael’s priorities and motivations align well with the culture at Precision BioSciences and position him to successfully lead the Precision team as we pursue novel treatments to overcome cancer and cure genetic diseases.”

Mr. Amoroso is currently President and Chief Executive Officer of Abeona Therapeutics, Inc., a fully-integrated gene and cell therapy company. Prior to this role, Mr. Amoroso served as Abeona’s Chief Commercial Officer and Chief Operating Officer, responsible for overseeing the operational management of Abeona, including research and clinical development, regulatory, medical, commercial, corporate affairs, and business development. Previously, Mr. Amoroso was the Senior Vice President and Chief Commercial Officer at Kite Pharma, Inc. He held various senior level executive positions at leading biopharmaceutical companies, including Eisai Inc., Celgene Corporation, and began his biopharmaceutical career at Aventis (now Sanofi S.A.). Mr. Amoroso earned his Executive M.B.A. in Management from the Stern School of Business, New York University, and his B.A. in Biological Sciences, summa cum laude, from Rider University.

“I am excited to join Precision BioSciences as its next President and Chief Executive Officer and to advance Precision’s novel genome editing platform, ARCUS, in two cutting edge sectors of biotech, allogeneic CAR T therapy and in vivo gene editing. I look forward to working alongside co-founders Derek Jantz, Chief Scientific Officer and Jeff Smith, Chief Technology Officer, and the team of Precisioneers who are driving the development of our potentially breakthrough treatments with their perseverance and continuous technical innovation. I’m particularly optimistic about the potential opportunity to bring novel cell therapies to patients who suffer from hematologic malignancies, and about the prospects of filing three Investigational New Drug/Clinical Trial applications in the next three years for our gene editing treatments,” commented Mr. Amoroso.

Mr. Buehler added, “Over the last 15 years, Matt has played a critical role in the formation, development, and growth of Precision BioSciences. The Board of Directors sincerely thank him for his commitment to the company and the significant accomplishments made by the Precision team under his leadership.”

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly specific and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of multiple “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene editing candidates to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding expectations about our operational initiatives, the success of our clinical programs to achieve commercialization and achieve their intended results, the potential of ARCUS and upcoming Investigational New Drug/Clinical Trial Application filings. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “goal,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities, preclinical or greenhouse studies and clinical or field trials; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, biotechnology and agricultural biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; the rate and degree of market acceptance of any of our product candidates; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; our ability to effectively manage the growth of our operations;

our ability to attract, retain, and motivate key executives and personnel; market and economic conditions; effects of system failures and security breaches; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events effects of the outbreak of COVID-19, or any pandemic, epidemic or outbreak of an infectious disease; insurance expenses and exposure to uninsured liabilities; effects of tax rules; risks related to ownership of our common stock and other important factors discussed under the caption “Risk Factors” in our Quarterly report on Form 10-Q for the quarterly period ended June 30, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein,

whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Alex Kelly

Chief Financial Officer

Alex.Kelly@precisionbiosciences.com

Media Contact:

Maurissa Messier

Senior Director, Corporate Communications

Maurissa.Messier@precisionbiosciences.com